Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No.3 to Form F-1 (No. 333-144771) of our report dated March 15, 2007 except for Note 22 for which the date is June 20, 2007, relating to the financial statements of Maxcom Telecomunicaciones, S. A. de C. V. and subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Summary Consolidated Financial Information” in such Registration Statement.
/s/ PricewaterhouseCoopers S.C.
Mexico City
October 16, 2007